UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 9, 2012

MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(804) 649-6000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In meetings with existing and potential investors, customers, suppliers, creditors and others with an interest in the Company from time to time on and after April 9, 2012, the Company anticipates that it will make certain statements regarding (i) projected fiscal 2012 and historical operating results, (ii) pro forma historical and projected results of its broadcast operations and newspaper publishing businesses on a stand-alone basis and (iii) certain future performance targets.  Additionally, certain prior-year equivalent numbers, which previously were made public, have been included to facilitate ease of comparisons.  Certain information is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.02  Results of Operations and Financial Conditions.

First Quarter 2012

The Company expects that in the first quarter of 2012 broadcast revenues will grow in the 12%-13% range and its broadcast cash flow will improve by more than 40%, in each case compared to the same period a year ago.  It believes its print revenues will decline 8%-9% from the first quarter of 2011, while print cash flow will increase by nearly 30% from the first quarter of 2011, due in main to improved results in its Florida print properties.  Digital revenues are expected to decline approximately 15% in the first quarter of 2012 compared with the same period a year ago, with a slight deterioration of cash flow, due in part to DealTaker.com’s weakness.

Additional information regarding the first quarter of 2012 is included below in Item 7.01 of this Form 8-K and is hereby incorporated by reference into this Item 2.02

Item 7.01  Regulation FD Disclosures.

2012 Operations

The Company anticipates the following results and events may occur in 2012:

-	In addition to substantial company wide-expense reductions achieved from 2007 to 2011, the Company anticipates identifying at least $4.5 million in cost savings in 2012.
-	Revenues from Political advertising are expected to be in the $40 million - $45 million range in 2012 due in large part to the upcoming presidential election.
-	Retransmission revenues for 2012 are expected to be in the $32 million - $37 million range as result renewing agreements at higher rates.
-
The Company expects debt modification costs of $10.4 million related to the previously disclosed amendment of its bank credit facility will be expensed in the first quarter of 2012.  These costs include certain legal, advisory and arrangement fees related to the refinancing.

-
The Company is in the process of completing an interim impairment test on DealTaker.com and expects to record a noncash, pretax write off of its remaining intangible assets approximating $10 million in the first quarter of 2012.  Similar to many other e-commerce businesses, DealTaker.com has suffered the adverse effects of a significant change in the way Internet search results are delivered by Google.  The Company’s efforts to adjust its software to address this change have not been successful and further deterioration was experienced in the first quarter, particularly in March.

-	The Company estimates the percentage of its unfunded pension liabilities attributable to its newspaper business to be approximately 60%.
-	The average 2011-2012 revenue generated by the Company’s broadcasting business and associated websites, based on pro forma 2011 results and pro forma estimated 2012 results is $310 million.

Historical Results

The Company is disclosing the following historical results:

-	Retransmission revenues were $3.1 million in 2007, $6.6 million in 2008, $15.9 million in 2009, $19.2 million in 2010 and $21.4 million in 2011.
-	In 2011, the Company’s operations at The Tampa Tribune generated negative EBITDA of $15 million.

Future Performance Targets

The Company has established certain performance targets and financial policy targets that it will aim to achieve in future periods.  No definite timetable should be attributed to any of these targets.

-
EBITDA margin:  The Company is targeting an EBITDA margin of at least 34% following a disposition, if any, of its publishing assets, which it is exploring as previously disclosed.  The Company believes that this would bring its EBITDA margin in line with the industry average for a broadcast only business.

-	Financial policy targets:
o	Long term total leverage: The Company is targeting a total leverage ratio, averaged over even and odd years to account for political advertising revenue seasonality, of 5.0x.
o	Free cash flow will be used primarily for debt reduction.
o	Debt is expected to be further reduced by newspaper asset sale proceeds.
o	The Company is targeting a total liquidity level of $70 million.
o	No plans for share repurchases or dividends over the near term
o	No acquisitions are currently under consideration; however, management will opportunistically consider strategic M&A, particularly duopoly opportunities.

Item 9.01  Exhibits.

Exhibit 99.1  Summary Historical and Projected Financial Results by Platform

***

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

The information presented in this Form 8-K is summary in nature and should be considered with the context of the Company’s filings with the SEC and other public announcements made by it.  This information speaks only as of the date of this Form 8-K.  While the Company may elect to update this information in the future, it specifically disclaims any obligations to do so.

Forward Looking Statements

Projected 2012 results included in this Form 8-K are one estimated set of outcomes among a range of possible outcomes based on assumptions regarding the economic prospects of the markets in which the Company operates.  There can be no guarantee that the Company will achieve results that fall within its estimated set out of outcomes.  Even if it does, actual results may differ from the set of outcomes include in this Form 8-K.  The pro forma information included in this Form 8-K presenting the company’s business platforms on a stand-alone basis does not include actual results or represent a specific purported disposition, but rather reflects an estimate of how the Company may perform if certain of its assets were disposed.  The projected 2012 results, the future performance targets and the adjustments and pro forma amounts for all years (including those that have already occurred) set forth in this Form 8-K are not historical facts and constitute  “forward-looking” statements, as that term is defined by the federal securities laws.  Forward-looking statements, including those which use words such as the Company “believes,” “anticipates,” “expects,” “estimates,” “intends,” “projects,” “plans,”  and similar words, are made as of the date of this filing and are subject to risks and uncertainties that could potentially cause actual results to differ materially from those results expressed in or implied by such statements.

These forward-looking statements should be considered with regards to various important factors that could cause actual results to differ materially from estimates or projections including, without limitation:  changes in advertising demand, changes in circulation levels, changes in consumer preferences for programming,, changes in relationships with broadcast networks and lenders, the availability and pricing of newsprint, fluctuations in interest rates, the performance of pension plan assets, health care cost trends, regulatory rulings including those related to ERISA and tax law, natural disasters, and the effects of asset dispositions, and debt agreements on the Company’s results of operations and its financial condition.  Actual results may differ materially from those suggested by forward-looking statements for a number of reasons including those described in Item 1A “Risk Factors” of the Company’s Form 10-K.  The reader should understand that it is not possible to foresee or identify all risk factors.  Consequently, any such list should not be considered a complete statement of all potential risks or uncertainties.

***

Use of Non-GAAP Financial Information

The Company has included in the information furnished in this Form 8-K certain financial measures such as EBITDA, EBITDA margin, pro forma revenues, operating expenses, operating profit, depreciation and amortization and platform EBITDA , each of which is a non-GAAP financial measure.  Certain platform or group specific non-GAAP measures are also included in this Form 8-K.  The method the Company uses to produce these non-GAAP financial measures may differ from the methods used by other companies.  Non-GAAP financial measures are not measures of financial performance under GAAP and the Company’s reference to these measures should be considered in addition to, and not as a substitute for, the financial information that is prepared under GAAP.  Supplemental non-GAAP financial information is provided by the Company to assist investors in understanding the Company’s financial results and prospects in comparison to other media companies and in evaluating the company’s business platforms on a stand-alone basis.  Reconciliations of the non-GAAP financial measures to the nearest GAAP financial measures have been provided in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date April 9, 2012
/s/ James F. Woodward
James F. Woodward
Vice President - Finance
and Chief Financial Officer